UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a–12

SAMSON OIL & GAS LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

7186 Samson Oil & Gas Limited VIF Proof 1 • Mark, sign and date your Voting Instruction Form. • Detach your Voting Instruction Form. eturn your Voting Instruction Form in the postage-paid envelope provided. MAIL Please Sign Here Please Date Above Please Sign Here Please Date Above Authorized Signatures - This section must be completed for your instructions to be executed. Annual General Meeting of Shareholders of Samson Oil & Gas Limited to be held November 29, 2019 For Holders as of October 23, 2019 All votes must be received by 5:00 PM New York City time on November 21, 2019. Copyright © 2018 Mediant Communications Inc. All Rights Reserved EVENT # CLIENT # PROXY TABULATOR FOR SAMSON OIL & GAS LIMITED P.O. BOX 8016 CARY, NC 27512-9903 The Chairman of the meeting will act as your proxy if you do not appoint someone. It is the Chairman’s intention to exercise all undirected proxies in favour of all of the resolutions. If the Chairman is appointed as your proxy (either expressly or by default) and you do not wish to direct your proxy how to vote, please place a mark in this box By marking the box above you acknowledge that if you have appointed the Chairman as your proxy (either expressly or by default): (1) he may exercise the undirected proxy even if he has an interest in the outcome of Resolution 3 and votes cast by him other than as proxy would be disregarded because of that interest; and (2) he is expressly authorized to exercise the undirected proxy in respect of Resolution 3 in the manner described above even though Resolution 3 is connected with the remuneration of a member of the Key Management Personnel. If you do not mark the box above, and you have not directed your proxy how to vote, then in respect of Resolution 3 the Chairman will not cast your votes and your votes will not be counted in calculating the required majority if a poll is called on that resolution. RESOLUTIONS: 1. To re-elect Nicholas Ong as a director 2. To re-elect Gregory Channon as a director 3. Advisory vote to approve the adoption of remuneration report 4. Advisory vote on named Executive Officer compensation Annual General Meeting of Shareholders of Samson Oil & Gas Limited Date: November 29, 2019 See Voting Instruction On Reverse Side. Please make your marks like this: x Use pen only Please separate carefully at the perforation and return just this portion in the envelope provided. ? Directors Recommend For Against Abstain

7186 Samson Oil & Gas Limited VIF Proof 1 Samson Oil & Gas Limited Instructions to The Bank of New York Mellon, as Depositary (Must be received prior to 5:00 PM New York City time on November 21, 2019) The undersigned registered holder of American Depositary Receipts (“Receipts”) of Samson Oil & Gas Limited (“the “Company”) hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt(s) registered in the name of the undersigned on the books of the Depositary as of the close of business October 23, 2019 at the Annual General Meeting of the Shareholders to be held on November 29, 2019, in respect of the resolution specified on the reverse. NOTE: 1. Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the resolutions. 2. Shares or other deposited securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the owner shall not be voted. (Continued and to be marked, dated and signed, on the other side) PROXY TABULAT OR FOR SAMSON OIL & GAS LIMITED P.O. Box 8016 CARY, NC 27512-9903